                                                                   EXHIBIT 10.11


Option #                                                            _____ Shares
                            VIISAGE TECHNOLOGY, INC.
         DIRECTORS NONQUALIFIED STOCK OPTION CERTIFICATE AND AGREEMENT

     Viisage Technology, Inc. (the "Company"), a Delaware corporation, pursuant to its 1996 Directors Stock Option Plan (the "Plan"), hereby issues to the Optionholder named below an option to purchase the number of shares of Common Stock, $.001 par value (the "Shares"), of the Company set forth below (the "Option"), exercisable on the following terms and conditions:

Name of Optionholder:  _______________________________

Address:  _______________________________  Social Security No.:
          _______________________________
          _______________________________  ______________________

Number of Shares:          Sixteen Thousand Three Hundred Thirty (16,330)
Option Price per Share:    __________ Dollars ($__.__) U.S.
Date of Issuance:          _______________, 1996

Exercise Schedule: The Option shall be vested and exercisable and, for so long as the original Optionholder shall continue to serve as a director of the Company, shall further vest and become exercisable in accordance with the following schedule, subject to the attached terms and conditions:

     Vesting Date                      Number of Shares to Vest
     ----------------------            ------------------------
     Date of Issuance of this Option   One Thousand Four Hundred Twenty (1,420)
     _______________, 1997             Four Thousand Nine Hundred Seventy (4,970)
     _______________, 1998             Four Thousand Nine Hundred Seventy (4,970);
                                          and
     _______________, 1999             Four Thousand Nine Hundred Seventy (4,970).

Expiration Date:  _____________, 2006, subject to earlier termination and extension as provided below.

TRANSFER OF THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE ATTACHED TERMS AND CONDITIONS.

     By signing below, the Company and the Optionholder each agrees to the foregoing and to the attached Directors Stock Option Terms and Conditions, which are incorporated herein by reference.

VIISAGE TECHNOLOGY, INC.            OPTIONHOLDER


By: _____________________           __________________________
Title:

                            VIISAGE TECHNOLOGY, INC.
                        DIRECTORS STOCK OPTION AGREEMENT
                  Directors Stock Option Terms and Conditions
                  -------------------------------------------
                                 (Nonqualified)

1.  Option Price.  The price to be paid for each share of common stock of the
    ------------
Company, $.001 par value (each, a "Share"), issued upon exercise of the whole or any part of this Option, is the Option Price per Share set forth on the stock option certificate to which these terms and conditions have been attached (the "Certificate").

2.  Exercise Schedule.  This Option may be exercised for the Number of Shares
    -----------------
set forth on the Certificate as follows: (i) the Option is vested and may be exercised with respect to 1,420 Shares on or after the date of Option issuance, and (ii) for so long as the original Optionholder shall serve as a Director of the Company on the applicable anniversary, the Option shall further vest and become exercisable with respect to an additional 4,970 Shares on each of the first, second and third anniversaries of the date of Option issuance as set forth on the Certificate, subject to the terms and conditions of this Agreement. The Option may not be exercised as to any Shares after the Expiration Date set forth on the Certificate or after any earlier termination of the Option in accordance with this Agreement.

3.  Method and Terms of Exercise.
    ----------------------------

    (a) Notice of Exercise. To exercise this Option, the Optionholder shall deliver written notice of exercise to the Treasurer of the Company specifying the number of shares with respect to which the Option is being exercised accompanied by payment of the Option Price for such Shares.

    (b) Payment. Payment shall be made by (i) cash; (ii) certified check, (iii) subject to Section 3(e) hereof, by delivery and assignment to the Company of Shares previously owned by Optionholder for one year or more and having a value equal to the Option price; (iv) if permitted by applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of unrestricted Shares acquired upon exercise to pay for all of the Shares so acquired and any tax withholding obligation resulting from such exercise, and an authorization to the broker or selling agent to pay that amount to the Corporation; or (v) by a combination of (i), (ii), (iii) and
(iv). The value of the Company stock for purposes of the foregoing clause (iii) shall be its fair market value as of the date the Option is exercised, as determined in accordance with procedures to be established by the Board. Optionholder's election to request payment in any manner other than that described in clause (i) or (ii) above shall be made in writing on or before the applicable exercise date and shall be irrevocable by the Optionholder, unless any such method of exercise would result in a loss of exemption under or violate Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision, as applicable to the Company at the time ("Rule 16b-3").

    (c) Delivery of Shares. Promptly following notice of exercise and payment, the Company will deliver to the Optionholder a certificate representing the number of Shares with respect to which the Option is being exercised.

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

    (d) Compliance and Registration. If said Shares are not at that time effectively registered under the Securities Act of 1933, as amended, the Optionholder shall include with such notice a letter, in form and substance satisfactory to the Company, confirming that the Shares are being purchased for the Optionholder's own account for investment and not with a view to distribution. The issuance or delivery of any Shares hereunder may be postponed by the Board for such period as may be required to comply with any applicable requirements under the Federal securities laws, any applicable listing requirements of NASDAQ or any national securities exchange or any requirements under any law or regulation applicable to the issuance or delivery of such Shares. The Company shall not be obligated to issue or deliver any such Shares if the issuance or delivery thereof would constitute a violation of any provision of any law or of any applicable regulation of any governmental authority, NASDAQ or any national securities exchange; but the Company shall exercise its reasonable efforts to cause the Shares that are the subject of the Option to be effectively registered on Form S-8 under the Securities Act of 1933, as amended, within nine months after the date when Company has first registered Shares on Form S-1 under said Securities Act, and for so long as the Company shall continue to be registered under the Exchange Act, the Company shall exercise its reasonable efforts to keep such registration in effect.

    (e) Payment with Shares -- Rule 16b-3. Any election made by the Optionholder, if then subject to Section 16 of the Exchange Act, to make payment of any portion of the Option price by delivery of Shares shall be subject to any then-applicable requirements of Rule 16b-3 and other applicable rules under
Section 16 of the Exchange Act.

4.  Rights as a Stockholder or Director.  The Optionholder shall not have any
    -----------------------------------
rights in respect of Shares to which the Option shall not have been exercised and payment made as provided above. Nothing herein shall be deemed to create any obligation on the part of the Board of Directors or standing Committee thereof to nominate Optionholder as a Director for reelection by the Company's stockholders, nor confer upon the Optionholder any right to remain a member of the Board of Directors for any period of time, or at any particular rate of compensation.

5.  Stock Dividends; Stock Splits; Recapitalization.  In the event of a stock
    -----------------------------------------------
dividend, stock split or combination of shares, recapitalization or other change in the Company's capitalization, or other distribution with respect to holders of the Company's common stock other than normal cash dividends, automatic adjustment shall be made in the number and kind of shares as to which the then unexercised portion of the Option shall be exercisable, to the end that the proportionate interest of the Optionholder shall be maintained as before the occurrence of such event. Such adjustment shall be made without change in the total price applicable to the unexercised portion of the Option and with a corresponding adjustment in the Option price per Share.

6.  Merger; Sale of Assets; Dissolution.  In the event of a change of the
    -----------------------------------
Company's common stock resulting from a merger or similar reorganization as to which the Company is the surviving corporation, or the formation of a holding company, the number and kind of shares which thereafter may be optioned and sold under the Plan and the number and kind of shares then subject to options issued hereunder or unexercised portions thereof and the price per share thereof shall be appropriately adjusted to the end that the proportionate interest of the option holder shall be maintained as before the occurrence of such event and not increased.

If the Company shall be a party to a merger or a similar reorganization after which the Company will not survive, or if there will be a sale of substantially all the common stock of the Company or a sale of all or substantially all of the assets of the Company, then to the extent permitted by Rule 16b-3, the options under this Plan automatically shall be terminated, assumed by the successor corporation or repurchased by the Company or its successor to the same extent, and on the same terms, as are approved for options for the Company's Common Stock issued under the Company's 1996 Management Stock Option Plan or the then-existing successor plan thereto, and otherwise will terminate upon such merger, reorganization or sale. Despite the foregoing, no such adjustment shall be made which would, within the meaning of any applicable provisions of the Internal Revenue Code of 1986, as amended, constitute a modification, extension or renewal of the Option or a grant of additional benefits to the Optionholder.

7.  Option Not Transferable.  This Option is not transferable by the
    -----------------------
Optionholder otherwise than by will or the laws of descent and distribution, and is exercisable, during the Optionholder's lifetime, only by the Optionholder. Notwithstanding the foregoing (but if Optionholder then is subject to Section 16 of the Exchange Act, only to the extent consistent with the requirements of Rule 16b-3 or other rules under Section 16 of the Exchange Act), this Option may be transferred pursuant to an order that would constitute a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder.

8.  Exercise of Option After Death or Disability; Termination of Board
    ------------------------------------------------------------------
Membership.  If this Option is unexpired and in effect on the date of
----------
Optionholder's death or disability, the expiration of this Option, if within one year of the date such event occurs, shall be extended for one year from the date of the Optionholder's death or disability, but only to the extent that the Option shall have been vested in accordance with the terms and conditions hereof. If Optionholder's Company Board membership terminates for any reason, the vested portion of the Option shall remain in effect for its stated term, subject to the terms and conditions of this Agreement, and the unvested portion of this Option immediately shall terminate and not be exercisable.

9.  Administration.  The Option is issued and this Agreement has been made
    --------------
pursuant and subject to the terms and conditions of the Company's 1996 Directors Stock Option Plan. The Option and this Agreement shall be administered by the Board of Directors of the Company (the "Board") pursuant to the Plan. The Board shall have full power to construe and interpret the Option, this Agreement (which includes the Certificate and these Directors Stock Option Terms and Conditions) and the Plan, and to establish, amend and rescind rules and regulations for its and their administration. Any decisions of the Board made with respect to any of the foregoing shall be final and binding on the Company, the Optionholder and all other persons.

10. Option Nonqualified.  The Option shall be a nonstatutory option which is
    -------------------
not intended to meet the requirements of Section 422 of the Code.

11. Surrender and Notation of Option.  If and when the Option is exercised in
    --------------------------------
its entirety, this Agreement and the Certificate shall be surrendered to the Company for cancellation. If and as the Option shall be exercised in part, or any change or adjustment shall be made to the Option as contemplated under this Agreement, this Agreement and the Certificate shall be delivered by the Optionholder to the Company for the purpose of making appropriate notation thereon, or of otherwise reflecting the partial exercise or the change or adjustment hereto.

                                                              [jch\Vi-DOAgr.829]

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